Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$144,621,480
Unrealized Gain (Loss) on Market Value of Futures	(54,017,930)
Dividend Income	11,853
Interest Income	7,205
ETF Transaction Fees	28,000
Total Income (Loss)	$90,650,608

Expenses
Investment Advisory Fee	$429,596
Brokerage Commissions	106,219
Tax Reporting Fees	39,024
NYMEX License Fee	14,320
Audit Fees	13,151
Prepaid Insurance Expense	7,388
Legal Fees	5,955
Non-interested Directors' Fees and Expenses	4,338
SEC & FINRA Registration Expense	3,900
Total Expenses	$623,891
Net Income (Loss)	$90,026,717

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$1,169,153,100
Additions (17,600,000 Units)	656,451,973
Withdrawals (18,800,000 Units)	(702,534,278)
Net Income (Loss)	90,026,717

Net Asset Value End of Month	$1,213,097,512
Net Asset Value Per Unit (31,300,000 Units)	$38.76

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502